Exhibit 10.2

Terms of Nonqualified Stock Option Award

Type:	Non-Statutory Stock Award
Name:	[Name] (the “Participant”)
Number of Shares of Stock subject to Award:	[Number]
Price per Share:	$[Exercise price no less than FMV]
Grant Date	[Date] (“Grant Date”)
Vesting Commencement Date:	[Date]
Vesting Schedule:	[Description of vesting schedule]
Expiration Date:	[Date 10 years following the date of grant]

PHIO PHARMACEUTICALS CORP.

2020 LONG TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to this Nonqualified Stock Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the 2020 Long Term Incentive Plan (the “Plan”), which Plan is incorporated by reference into this Award Agreement, Phio Pharmaceuticals Corp. (the “Company,” which term shall include affiliates thereof unless the context indicates otherwise) grants to the Participant nonqualified stock option (“NQSO”) award (the “Award”) under the Plan, conditioned on the Participant’s acknowledgment of receipt and acceptance in accordance with Section 14 hereof, which shall be no later than 60 days after receiving this Award Agreement. Participant’s failure to timely execute the acknowledgement of receipt and acceptance shall render the Award and this Award Agreement null and void and of no force and effect. Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.

1.	Grant of Awards. Subject to the terms and conditions of this Award Agreement and the Plan, the Award entitles the Participant to purchase from the Company up to that number of shares of Common Stock set forth in this Award Agreement at the exercise price per share set forth in this Award Agreement, subject to applicable withholding for taxes, if applicable. The Participant may exercise the Award as provided in Section 4 hereof. The option rights granted by the Award are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

2.	Vesting.

(a)	The Award is subject to the vesting terms set forth above at top of this Award Agreement.

(b)	In the event of a Change in Control, the Award shall vest in full and become fully exercisable provided the Participant is then providing Continuous Service for the Company.

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3.	Effect of Termination of Continuous Service.

(a)	Definition. For purposes of this Award Agreement: The Participant shall be considered to have a termination of “Continuous Service” on the first day following the Grant Date that the Participant is no longer either employed by the Company or retained by the Company to provide services, and the term “Termination Date” means the day on which the Participant’s termination of Continuous Service occurs.

(b)	Forfeiture. In the event the Participant has a termination of Continuous Service, (i) any portion of the Award that is not exercisable immediately prior to the Termination Date (after giving effect to any applicable vesting acceleration provisions as set forth herein or in the Plan, as applicable) shall be cancelled, terminated, and of no further force and effect as of the Termination Date, and (ii) any portion of the Award that remains unexercised at the expiration of the applicable exercise period described in this Section shall be cancelled, terminated, and of no further force and effect as of the expiration of such period.

(c)	Termination of Continuous Service Other than for Cause, Death, or Disability. If the Participant has a termination of Continuous Service (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Award (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the Participant’s termination of Continuous Service and (ii) the expiration of the term of the Award, as set forth in this Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Award within the applicable time frame, the Award will terminate.

(d)	Termination of Continuous Service due to Disability. Except as otherwise provided in another agreement between the Participant and the Company, if the Participant has a termination of Continuous Service as a result of the Participant’s Disability, the Participant may exercise his or her Award (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Award as set forth at the top of this Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Award within the applicable time frame, the Award (as applicable) will terminate.

(e)	Termination of Continuous Service due to Death. Except as otherwise provided in another agreement between the Participant and the Company, if (i) a Participant has a termination of Continuous Service as a result of the Participant’s death, or (ii) the Participant dies within the period for exercisability after Participant has had a termination of Continuous Service (for a reason other than death), set forth under Sections 3(c) or 3(d) hereof, then the Award may be exercised (to the extent the Participant was entitled to exercise such Award as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Award by bequest or inheritance or by a person designated to exercise the Award upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Award as set forth at the top of this Award Document. If, after the Participant’s death, the Award is not exercised within the applicable time frame, the Award will terminate.

(f)	Termination of Continuous Service for Cause. Except as explicitly provided otherwise in another individual written agreement between the Company or any Affiliate and the Participant, if the Participant has a termination of Continuous Service for Cause, the Award will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Award from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Award will also be suspended during the investigation period.

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4.	Exercising the Award. The Award granted hereby may only be exercised to the extent it is vested and in accordance with the terms of the Plan and this Award Agreement and any procedures established or accepted by the Board.

(a)	Unless otherwise permitted by the Board, the Award shall be exercisable by written notice to the Company indicating the date of the exercise election and the number of vested shares desired to be exercised, duly signed and delivered in person or by certified mail to the address indicated in the form (or by other means approved by the Board, including through an online or electronic system, if applicable). Subject to satisfaction of the requirements herein and in the Plan, the exercise date shall be the date such written notice is received.

(b)	The written exercise notice must be accompanied by payment of the exercise price per share set forth in this Award Agreement in full for the corresponding shares of Common Stock in the manner designated by the Board. Notwithstanding the foregoing, subject to applicable law and to the extent permitted and pursuant to such procedures as may be established by the Board, the Participant may arrange for payment of all or a portion of the exercise price through (i) delivery of Common Stock that the Participant has previously acquired to the Company (valued at Fair Market Value on the exercise date), (ii) directing the Company to withhold and retain shares of Common Stock in lieu of issuance pursuant to the exercise (valued at Fair Market Value on the exercise date), (iii) directing a broker designated by or acceptable to the Company to arrange for the sale of a portion of the shares issued pursuant to the exercise and deliver the proceeds to the Company.

(c)	No portion of the Award may be exercised after the Expiration Date or during any period for which such exercise is prohibited under a Company policy relating to the trading of its securities, including any insider trading or Section 16 officer policy.

(d)	During the lifetime of the Participant, only the Participant or the Participant’s legal representative may exercise the Award unless otherwise approved by the Board.

5.	Form of Settlement. In full satisfaction of the exercise of any portion of the Award granted hereby, the Company will issue to the Participant the amount owed in whole shares of Common Stock, subject to applicable withholding, if any, except as otherwise may be provided to effectuate an alternative exercise method permitted under Section 4.

(a)	Notwithstanding anything herein to the contrary, no exercise shall become effective until the Company determines that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock may be traded.

(b)	The Board may, as a condition to the issuance of shares of Common Stock pursuant to the exercise of the Award, require the Participant to make covenants and representations and/or enter into agreements with the Company to reflect the Participant’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such shares.

(c)	The transfer of shares of Common Stock made to satisfy any payment for the settlement of the Award shall be effectuated by the issuance of certificates representing such shares (bearing such legends as the Board deems necessary or desirable), and/or other appropriate means as determined by the Board.

(d)	Unless and until any shares of Common Stock are issued in settlement of the Award, the Award shall not confer to the Participant any rights or status as a stockholder of the Company.

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6.	Withholding. If applicable, the Board shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, and local withholding tax requirements attributable to the Award. Alternatively, the Company shall have the right to withhold from any payment required to be made in settlement of the Award an amount sufficient to satisfy such federal, state, and local withholding tax requirements, as applicable.[1]

7.	No Assignment or Transfer. Neither the Award nor any right or interest in any Award granted hereunder may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Board shall have been furnished with (i) written notice thereof along with such evidence as the Board may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant.

8.	Participant Representations. By accepting the Award, the Participant represents and acknowledges the following:

(a)	The Participant has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent counsel prior to accepting the Award.

(b)	The Participant has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting and exercising the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting, settlement, or conversion of the Award.

(c)	The Participant understands that neither the grant of this discretionary Award nor the Participant’s participation in the Plan confers any right to continue in the service of the Company or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(d)	The Participant consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data by the Company, the Board, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Participant’s participation in the Plan. The Participant agrees to promptly notify the Board of any changes in the Participant’s name, address, or contact information during the entire period of Plan participation.

9.	Adjustments. If there is a change in the outstanding shares of Common Stock due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Board may adjust the type or number of shares of Common Stock subject to any outstanding portion of the Award and/or the exercise price per share thereof in accordance with Section 9 the Plan.

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[1] Note to Draft: As independent contractors will not be subject to withholding taxes, this provision can be removed in its entirety when this award agreement is used for independent contractors. This provision should not be deleted when being used for employees, as the Company will want all available mechanisms for collecting withholding taxes. For ease of administration, this provision was drafted so it can stay in for both independent contractor and employee grants, so there is only one version of the award agreement.

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10.	Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Board shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Board shall be final, binding, and conclusive on all parties. In the event of a conflict between this Award Agreement and the Plan, the terms of this Award Agreement shall prevail.

11.	Section 409A. It is intended that this Award Agreement will comply with Section 409A of the Code and the interpretive guidance thereunder (“Section 409A”), including, to the maximum extent applicable, the exceptions for (among others) short-term deferrals, certain stock rights, separation pay arrangements, reimbursements, and in-kind distributions, and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Award Agreement would fail to comply with the applicable requirements of Section 409A, the Company may, in its sole and absolute discretion and without requiring the Participant’s consent, make such modifications to this Award Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Award Agreement will satisfy the provisions of Section 409A.

12.	Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Participant or distributees of the Participant’s estate and any successor to the Company.

13.	Governing Law; Severability; Dispute Resolution.

(a)	Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of Delaware without regard to its conflict of law principles.
(b)	Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.

14.	Acknowledgment of Receipt and Acceptance. By signing this Award Agreement (or execution by other means approved by the Board, including by electronic signature), the Participant acknowledges receipt and acceptance of the Award, agrees to the representations made in Section 8, and indicates his or her intention to be bound by this Award Agreement and the terms of the Plan.

[Signature page follows.]

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Participant’s acknowledgment of receipt and acceptance:

[Participant name]

Date

Company Representative

[Name and title of company representative]
Phio Pharmaceuticals Corp.

Date

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